UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Impact Shares Trust I

(Names of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

IMPACT SHARES NACP FUND ETF CALL CENTER OUTBOUND SCRIPT

Hello, my name is (CSR FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Repeat the greeting if necessary)

I am calling on a recorded line regarding your current investment in Impact Shares NACP Fund. Materials were sent to you for the upcoming Special Meeting of Shareholders scheduled to take place on January 25, 2024, and at this time we have not yet received your vote. The Board of Trustees are recommending a vote in favor. Would you like to vote along with the recommendations?

(Pause for shareholder’s response)

If YES or a positive response from the shareholder:

(Proceed to confirmation)

If NO or a shareholder hasn’t received information:

Shareholders are being asked to consider and vote on the appointment of Tidal Investments LLC (“Tidal”) as the investment adviser to NAACP Fund. If the proposal is approved, Tidal will assume responsibility for overseeing the management and business affairs of your Fund. Impact Shares Trust (“ISC”) will serve as your fund’s sub-adviser. The new arrangement will allow ISC to more effectively focus on the portfolio management of NAACP.

The new arrangement should not affect you as a shareholder.

The new arrangement should not materially affect the management of the NAACP Fund. Importantly, the Fund’s management fee, investment objective, principal investment strategies, and principal risks will not change.

With that being said your Board of Trustees are recommending shareholders vote in favor. Would you like to vote along with the recommendations?

(Pause for shareholder’s response) (If Shareholder has additional questions refer to factsheet)

If shareholder still chooses not to vote:

I understand you do not wish to vote at this time thank you and have a great day.

If Yes or a positive response from the shareholder:

(Refer to factsheet)

Shareholder Not Available:

We can be reached toll-free at 1-888-534-6214, Monday through Friday between the hours of 10:00AM and 10:00PM Eastern time. Your time today is appreciated. Thank you and have a good day.

Confirming the vote with the shareholder:

I am recording your vote (RECAP VOTING INSTRUCTIONS FOR ALL PROPOSALS) on all accounts.

For confirmation purposes please state your full name.

(Pause for shareholder’s response)

According to our records, you reside in (city, state, zip code).

(Pause for shareholder’s response)

To ensure that we have the correct address for the letter confirming your vote, please state your street address.

(Pause for shareholder’s response)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll-free number listed in the letter. Mr./Mrs./Ms. (SHAREHOLDER’S LAST NAME), your vote is important and your time today is appreciated. Thank you and have a good (MORNING, AFTERNOON, EVENING).

FOR MSFS and DA PURPOSES ONLY	Updated: 12/1/2023